SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 19, 2017

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2017, Ionis Pharmaceuticals, Inc. (the “Company”) entered into agreements (the “Purchase Agreements”) with affiliates of BioMed Realty, L.P. (“BioMed”) pursuant to which the Company will purchase the real property located at 2855 Gazelle Court, Carlsbad, California (the “Gazelle Property”) for a purchase price of $79.4 million and the real property located at 2282 Faraday Avenue, Carlsbad, California (the “Faraday Property”) for a purchase price of $14.0 million (collectively, the “Sale”).

The Company is currently leasing both properties from BioMed.  The Gazelle Property is the Company’s primary research and development facility and is approximately 176,000 square foot.  The Faraday Property, which is approximately 28,704 square foot, is used by the Company for manufacturing.  The Sale is scheduled to close in July 2017, subject to customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: June 22, 2017	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer